SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of
earliest event reported):                 May 4, 2001



Commission  Registrant, State of Incorporation,             I.R.S. Employer
File Number Address and Telephone Number                    Identification No.
----------- -----------------------------------             ------------------

1-6047          GPU, Inc.                                        13-5516989
                (a Pennsylvania corporation)
                300 Madison Avenue
                Morristown, New Jersey 07962-1911
                Telephone (973) 401-8200

1-3141          Jersey Central Power & Light Company             21-0485010
                (a New Jersey corporation)
                2800 Pottsville Pike
                Reading, Pennsylvania 19640-0001
                Telephone (610) 929-3601

1-446           Metropolitan Edison Company                      23-0870160
                (a Pennsylvania corporation)
                2800 Pottsville Pike
                Reading, Pennsylvania 19640-0001
                Telephone (610) 929-3601

1-3522          Pennsylvania Electric Company                    25-0718085
                (a Pennsylvania corporation)
                2800 Pottsville Pike
                Reading, Pennsylvania 19640-0001
                Telephone (610) 929-3601

ITEM 5.  OTHER EVENTS.
         ------------

      As previously reported, GPU, Inc. and its domestic electric utility subsidiaries - Jersey Central Power & Light Company, Metropolitan Edison Company and Pennsylvania Electric Company (collectively, the "GPU Energy companies") reached an agreement in principle with their lenders to extend and amend their revolving credit agreement which was scheduled to expire by its terms on May 6, 2001.

      On May 4, 2001, GPU, Inc. and the GPU Energy companies entered into an amended and restated credit agreement consistent with the terms previously reported. The amended credit agreement, which expires by its terms no later than October 31, 2001, provides for committed bank borrowing capacity of $314 million. This, combined with other bilateral credit commitments of $27 million, provides GPU, Inc. and the GPU Energy companies with committed bank borrowing capacity totaling $341 million.

                                    SIGNATURE

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANTS HAVE DULY CAUSED THIS REPORT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.


                                    GPU, INC.
                      JERSEY CENTRAL POWER & LIGHT COMPANY
                           METROPOLITAN EDISON COMPANY
                          PENNSYLVANIA ELECTRIC COMPANY



                              By: /s/ T. G. Howson
                                  -------------------------------
                                  T. G. Howson, Vice President
                                  and Treasurer


Date:   May 8, 2001